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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549

                              _________________________

                                       FORM 8-K

                                    Current Report
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                              _________________________


          Date of Report (Date of earliest event reported): August 15, 1996
                                                            ---------------

                           NORTH  AMERICAN  VACCINE,  INC.
                           -------------------------------
               (Exact name of registrant as specified in its charter)


             Canada                       1-10451              98-0121241
             ------                       -------              ----------
     (State or other jurisdiction   (Commission File No.)    (IRS Employer
           of incorporation)                               Identification No.)


            12103 Indian Creek Court
              Beltsville, Maryland               20705
            ------------------------             -----
            (Address of principal              (Zip Code)
              executive offices)


     Registrant's telephone number, including area code: (301) 470-6100
                                                         --------------



              (Former Name or Former Address, if Changed Since Last Report)




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     ITEM 5.  OTHER EVENTS.

              On August 15, 1996, North American Vaccine, Inc. (the "Company") and Abbott Laboratories ("Abbott") reached agreement in principle for Abbott to market the Company's diphtheria, tetanus and acellular pertussis ("DTaP") vaccine.

              The proposed marketing agreement also would allow Abbott to market the Company's combination vaccines that are currently under development. These vaccines will combine the DTaP vaccine with antigens for the prevention of polio ("IPV") and Haemophilus Influenzae type b ("Hib").

              Abbott would hold exclusive rights to market the DTaP and combination vaccines to private physicians and managed care markets in the United States for immunization of infants and children. The Company would market the DTaP and combination vaccines to government purchasers, including state governments and the Centers for Disease Control and Prevention.

              Under the terms of the proposed agreement, the Company would receive payments upon execution of the definitive agreements, including a marketing fee, development payments and an equity investment. The Company also would receive future development fees and milestone payments when the vaccines receive regulatory approval in the United States. Total fees and equity payments to be received under the terms of the proposed agreement, assuming satisfaction of all milestones, would be $42 million. In addition, the Company would receive revenues as the vaccine products are sold.

              The completion of the transaction is subject to the negotiation and execution of definitive agreements and to the satisfaction of usual and customary closing conditions, including approvals by management and the board of directors. There can be no assurances that the transaction will ultimately be consummated.

              The Company submitted a product license application to the U.S. Food and Drug Administration in September 1995 for regulatory approval to market and sell its DTaP vaccine, which regulatory approval is currently pending.












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                                     SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTH AMERICAN VACCINE, INC.

                                       By:  /s/ Sharon Mates
                                          -------------------------
                                            Sharon Mates, Ph.D.
                                              President


     Dated:  August 16, 1996






































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